Exhibit 99
Media Contact
Rose Maltby
281-406-2212
FOR IMMEDIATE RELEASE
Investor Contact
Richard Bajenski
281-406-2030
Parker Drilling Reports Second Quarter Results
HOUSTON, August 5, 2010 — Parker Drilling (NYSE-PKD), a global drilling contractor and service provider, today reported results for the second quarter ended June 30, 2010. The Company’s results for the second quarter included net income of $0.5 million or $0.00 per diluted share on revenues of $156.5 million, compared with net income of $4.4 million or $0.04 per diluted share on revenues of $221.8 million for the 2009 second quarter. Excluding the effects of non-routine items the Company reported net income of $4.9 million or $0.04 per diluted share compared with similarly adjusted 2009 second quarter net income of $7.0 million or $0.06 per diluted share. Adjusted EBITDA, excluding non-routine items, was $41.7 million compared with $49.2 million for the prior year’s second quarter.
Compared with the immediately preceding quarter, the 2010 first quarter, the Company’s net income, adjusted for non-routine items, was higher by $2.3 million or $0.02 per diluted share and adjusted EBITDA was 10 percent or $3.8 million higher. Revenues were essentially unchanged from the prior quarter.
“Our second quarter performance reflects improved results from our U.S. markets, a low period in international drilling activity and a solid contribution from our project management operations,” said Parker Drilling Chief Executive Officer David Mannon. “The growth of shale drilling in the U.S. has contributed to the increased demand for rental tools. Parker’s rental tools business continues to benefit from the strategic positioning of stores in the more active shale plays and our recent investments in tubular inventory, as well as improved pricing. Our shallow-water Gulf of Mexico barge drilling business had a significant upturn in utilization this past quarter, compared with the prior year’s second quarter. The 2009 decision to “ready-stack” our underutilized barge rigs to provide fast back-to-work response times while keeping costs in line with market conditions enabled us to capture a large portion of available work and maintain a positive cash flow,” said Mannon. He went on to say, “The industry’s expected increase in international E&P spending, however, has been slow to develop, principally held up by instability in European and Central Asian financial markets. The impact on contract drilling has not been uniform across all regions, but the overall effect has been a slow deceleration of drilling activity from prior levels. This has not hindered the growth in our project management business where longer term programs have contributed to more steady results.”
Second Quarter Highlights
•	The Company’s Rental Tools business increased gross margin as a percent of revenues to 66 percent in the 2010 second quarter from 55 percent in the 2009 second quarter.

•	Parker’s U.S. barge drilling business increased utilization, revenues and gross margin compared with the 2009 second quarter.

•	Project Management and Engineering Services revenues increased to $26.4 million from $23.9 million, driven by increased activity in our Sakhalin Island Arkutun Dagi and Orlan projects.
“The strategic diversity of our business operations has supported a solid revenue and EBITDA performance despite the uneven path of our markets,” said Mannon. “Oil-directed drilling in the U.S., on land and in shallow waters of the Gulf of Mexico, has offset the slowing interest in natural gas prospects. As a result, demand for rental tools continued to improve and barge drilling activity picked up. While international market trends have been weak collectively, our diverse, selective geographic presence should continue to temper the broader market weakness. Also, the longer terms on some existing contracts and the level of contract tender activity should sustain our current operating levels for the remainder of the year. Our project management business continued to grow its opportunity list of longer-term design, construction and operating projects which could supplement our growth. We are continuing to develop each of our businesses in line with its strategy, and, as a result, I expect an improving operating performance as the year progresses,” he concluded.
Second Quarter Review
Results for the three months ended June 30, 2010, included the impact of several non-routine items that decreased net income by $4.4 million or $0.04 per diluted share. Included in non-routine items are $4.0 million, pre-tax, of debt extinguishment costs related to the portion of the Company’s 9.625% senior notes which were redeemed in the quarter, $1.1 million, pre-tax, of expense related to the ongoing Department of Justice and Securities and Exchange Commission investigations and Parker’s internal review regarding possible violations of the Foreign Corrupt Practices Act and other laws, and $1.1 million of tax expense for an assessment related to a 2005 tax audit in Mexico. The results for the 2009 second quarter included non-routine, net after-tax expense of $2.6 million or $0.02 per diluted share. Details of the non-routine items are provided in the attached financial tables.
Parker’s revenues for the 2010 second quarter declined to $156.5 million from the 2009 second quarter revenues of $221.8 million. The Company’s 2010 second quarter gross margin, before depreciation and amortization expense, declined to $47.6 million from the 2009 second quarter gross margin of $56.2 million, while gross margin as a percentage of revenues was 30 percent compared with 25 percent for the 2009 second quarter.
•	International Drilling revenues declined to $52.9 million from $79.3 million, and gross margin, before depreciation and amortization expense, declined to $13.5 million from $30.4 million. Reduced average fleet utilization was the primary contributor to the decline in revenues. Average fleet utilization for the 2010 second quarter was 55 percent, compared with 68 percent for the prior year’s second quarter. For the quarter, the ten-rig Americas regional fleet operated at 83 percent average utilization, the eleven-rig CIS/AME regional fleet operated at 50 percent average utilization and the eight-rig Asia Pacific regional fleet operated at 36 percent average utilization (Additional rig fleet information is available on Parker’s Web site). In addition, Parker’s Caspian Sea Barge Rig 257 earned a reduced dayrate throughout the quarter as it underwent a required overhaul and customer-requested upgrade.

•	U.S. Drilling revenues increased 19 percent, to $15.3 million from $12.9 million and gross margin, before depreciation and amortization expense, rose to $1.8 million from $1.3 million. The benefits of higher utilization were partially offset by a lower average dayrate. The fleet’s average dayrate was $19,000 for the 2010 second quarter and $29,800 for the 2009 second quarter. The 2009 second quarter dayrate was impacted by one barge having operated at higher rates established in a 2008 contract. For the quarter the Company had an average of four more rigs operating than for the comparable period of 2009.

•	Rental Tools revenues increased to $41.4 million from $28.2 million and gross margin, before depreciation and amortization expense, rose 76 percent to $27.1 million from $15.4 million, and gross margin as a percent of revenues rose to 66 percent from 55 percent. Recent purchases of rental equipment, higher utilization and less discounting all contributed to the segment’s strong results.

•	Project Management and Engineering Services revenues increased to $26.4 million from $23.9 million and gross margin declined to $4.7 million from $5.6 million. Parker’s operational activities on the Orlan platform transitioned from a ready-stack mode to a higher-

revenue mode during the 2010 second quarter, and Parker also continued to provide engineering and procurement services for an offshore platform that will target the Arkutun-Dagi field near Sakhalin Island. The 2009 second quarter included revenues for the relocation of the Yastreb rig to the Odoptu field to drill extended-reach wells offshore Sakhalin Island.

•	Construction Contract revenues decreased to $20.5 million from $77.6 million as the Liberty rig nears completion and the recorded gross margin was $0.5 million, compared to $3.6 million.
Six Month Year-to-Date Summary
The Company’s results for the first six months of 2010 included a net loss of $1.5 million or $0.01 per diluted share on revenues of $314.1 million, compared with net income of $6.5 million or $0.06 per diluted share on revenues of $395.7 million for the first six months of 2009. Excluding the effects of non-routine items the Company reported net income of $7.5 million or $0.06 per diluted share compared with similarly adjusted 2009 year-to-date net income of $12.6 million or $0.11 per diluted share. Adjusted EBITDA excluding non-routine items was $79.6 million for the 2010 first six months and $94.2 million for the prior year’s comparable period.
Cash Flow and Capitalization
Capital expenditures for the first six months of 2010 were $129.0 million, including $75.1 million for the construction of the two Parker-owned newbuild arctic land rigs for Alaska and $25.8 million for tubular goods and other rental equipment.
During the 2010 first quarter Parker called for redemption its outstanding 9.625% senior notes. During that quarter $96.3 million of the senior notes were redeemed and the remaining $128.7 million were redeemed in April.
Conference Call
Parker Drilling has scheduled a conference call for 10:00 a.m. CDT (11:00 a.m. EDT) on Thursday, August 5, 2010, to discuss its reported results. Those interested in listening to the call by telephone may do so by dialing (480) 629-9818. The call can also be accessed through the Investor Relations section of the Company’s Web site at http://www.parkerdrilling.com. A replay of the call will be available by telephone from August 5 to August 12 by dialing 330-590-3030 and using the access code 4322304#, and for 12 months on the Company’s Web site.

Cautionary Statement
This release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Acts. All statements other than statements of historical facts that address activities, events or developments that the Company expects, projects, believes, or anticipates will or may occur in the future, including earnings per share guidance, the outlook for rig utilization and dayrates, general industry conditions including demand for drilling and customer spending and the factors affecting demand, competitive advantages including cost effective integrated solutions and technological innovation, future technological innovation, future operating results of the Company’s rigs, rental tools operations and projects under management, capital expenditures, expansion and growth opportunities, asset sales, successful negotiation and execution of contracts, strengthening of financial position, increase in market share and other such matters are forward-looking statements. Although the Company believes that its expectations stated in this release are based on reasonable assumptions actual results may differ materially from those expressed or implied in the forward-looking statements due to certain risk factors, including the volatility in oil and natural gas prices, which could reduce the demand for drilling services. For a detailed discussion of risk factors that could cause actual results to differ materially from the Company’s expectations, please refer to the Company’s reports filed with the SEC, including the report on Form 10-K for the year ended December 31, 2009. Each forward-looking statement speaks only as of the date of this release and the Company undertakes no obligation to publicly update or revise any forward-looking statement.
Company Description
Parker Drilling (NYSE: PKD) provides high-performance contract drilling solutions, rental tools and project management services to the worldwide energy industry. Parker’s international fleet includes 28 land rigs and two offshore barge rigs, and its U.S. fleet includes 13 barge rigs in the U.S. Gulf of Mexico. The Company’s rental tools business supplies premium equipment to operators on land and offshore in the U.S. and select international markets. Founded in 1934, Parker has set numerous world records for deep and extended-reach drilling and is an industry leader in safety performance. More information about Parker Drilling can be found at http://www.parkerdrilling.com.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets

	June 30, 2010	December 31, 2009
	(Unaudited)
	(Dollars in Thousands)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$49,770	$108,803
Accounts and Notes Receivable, Net	165,120	188,687
Rig Materials and Supplies	29,314	31,633
Deferred Costs	2,965	4,531
Deferred Income Taxes	8,799	9,650
Other Current Assets	111,406	100,225

TOTAL CURRENT ASSETS	367,374	443,529

PROPERTY, PLANT AND EQUIPMENT, NET	792,354	716,798

OTHER ASSETS
Deferred Income Taxes	56,096	55,749
Other Assets	30,600	27,010

TOTAL OTHER ASSETS	86,696	82,759

TOTAL ASSETS	$1,246,424	$1,243,086

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$12,000	$12,000
Accounts Payable and Accrued Liabilities	160,902	177,036

TOTAL CURRENT LIABILITIES	172,902	189,036

LONG-TERM DEBT	439,075	411,831

MINORITY INTEREST	—	—

LONG-TERM DEFERRED TAX LIABILITY	6,640	16,074

OTHER LONG-TERM LIABILITIES	30,880	30,246

STOCKHOLDERS’ EQUITY	596,927	595,899

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,246,424	$1,243,086

Current Ratio	2.12	2.35

Total Debt as a Percent of Capitalization	43%	42%

Book Value Per Common Share	$5.11	$5.13

PARKER DRILLING COMPANY
Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Dollars in Thousands)		(Dollars in Thousands)
REVENUES:
International Drilling	$52,932	$79,279	$116,807	$156,660
U.S. Drilling	15,336	12,889	30,423	22,745
Rental Tools	41,359	28,160	75,174	66,049
Project Management and Engineering Services	26,363	23,891	50,804	55,945
Construction Contract	20,535	77,572	40,922	94,317

TOTAL REVENUES	156,525	221,791	314,130	395,716

OPERATING EXPENSES:
International Drilling	39,423	48,887	86,596	98,664
U.S. Drilling	13,540	11,628	26,514	24,764
Rental Tools	14,268	12,752	26,894	29,206
Project Management and Engineering Services	21,701	18,283	41,262	44,177
Construction Contract	20,043	74,000	41,240	89,914
Depreciation and Amortization	29,012	28,951	57,600	56,075

TOTAL OPERATING EXPENSES	137,987	194,501	280,106	342,800

TOTAL OPERATING GROSS MARGIN	18,538	27,290	34,024	52,916

General and Administrative Expense	(6,937)	(11,126)	(16,969)	(24,186)
Gain on Disposition of Assets, Net	1,712	704	2,384	782

TOTAL OPERATING INCOME	13,313	16,868	19,439	29,512

OTHER INCOME AND (EXPENSE):
Interest Expense	(7,386)	(7,504)	(14,118)	(15,570)
Interest Income	78	174	152	460
Loss on extinguishment of debt	(3,989)	—	(7,209)	—
Minority interest	(7)	—	168	—
Other Income (Expense)	122	(68)	89	(80)

TOTAL OTHER INCOME AND (EXPENSE)	(11,182)	(7,398)	(20,918)	(15,190)

INCOME (LOSS) BEFORE INCOME TAXES	2,131	9,470	(1,479)	14,322

INCOME TAX EXPENSE (BENEFIT)
Current	4,992	6,161	8,640	12,899
Deferred	(3,368)	(1,082)	(8,575)	(5,074)

TOTAL INCOME TAX EXPENSE (BENEFIT)	1,624	5,079	65	7,825

NET INCOME	$507	$4,391	$(1,544)	$6,497

EARNINGS PER SHARE — BASIC
Net Income	$0.00	$0.04	$(0.01)	$0.06

EARNINGS PER SHARE — DILUTED
Net Income	$0.00	$0.04	$(0.01)	$0.06

NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE
Basic	114,298,319	113,180,858	113,909,798	112,723,230
Diluted	115,428,649	114,757,123	115,350,103	114,107,675

PARKER DRILLING COMPANY
Selected Financial Data
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2010	2009	2010
	(Dollars in Thousands)
REVENUES:
International Drilling	$52,932	$79,279	$63,875
U.S. Drilling	15,336	12,889	15,087
Rental Tools	41,359	28,160	33,815
Project Management and Engineering Services	26,363	23,891	24,441
Construction Contract	20,535	77,572	20,387

Total Revenues	156,525	221,791	157,605

OPERATING EXPENSES:
International Drilling	39,423	48,887	47,173
U.S. Drilling	13,540	11,628	12,974
Rental Tools	14,268	12,752	12,626
Project Management and Engineering Services	21,701	18,283	19,561
Construction Contract	20,043	74,000	21,197

Total Operating Expenses	108,975	165,550	113,531

OPERATING GROSS MARGIN:
International Drilling	13,509	30,392	16,702
U.S. Drilling	1,796	1,261	2,113
Rental Tools	27,091	15,408	21,189
Project Management and Engineering Services	4,662	5,608	4,880
Construction Contract	492	3,572	(810)
Depreciation and Amortization	(29,012)	(28,951)	(28,588)

Total Operating Gross Margin	18,538	27,290	15,486

General and Administrative Expense	(6,937)	(11,126)	(10,032)
Provision for Reduction in Carrying Value of Certain Assets	—	—	—
Gain on Disposition of Assets, Net	1,712	704	672

TOTAL OPERATING INCOME	$13,313	$16,868	$6,126

Marketable Rig Count Summary
As of June 30, 2010

Total
U.S. Gulf of Mexico Barge Rigs
Intermediate	3
Deep	10

Total U.S. Gulf of Mexico Barge Rigs	13

International Land and Barge Rigs
Asia Pacific	8
Americas	10
CIS/AME	11
Other	1

Total International Land and Barge Rigs	30

Total Marketable Rigs	43

PARKER DRILLING COMPANY
Adjusted EBITDA
(Dollars in Thousands)

	Three Months Ended					Three Months Ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008
Previously Reported Net Income (Loss)	$507	$(2,051)	$(4,324)	$7,094	$4,391	$2,106	$(39,477)	$18,551	$22,596
Restated Interest Expense, Net of Tax — Per APB 14-1	—	—	—	—	—	—	(724)	(721)	(699)

Restated Net Income (Loss)	507	(2,051)	(4,324)	7,094	4,391	2,106	(40,201)	17,830	21,897
Adjustments:
Income Tax (Benefit) Expense	1,624	(1,559)	1,890	(9,155)	5,079	2,746	(31,178)	19,673	13,762
Total Other Income and Expense	11,182	9,736	7,362	6,943	7,398	7,792	9,121	6,344	6,531
Loss/(Gain) on Disposition of Assets, Net	(1,712)	(672)	(3,899)	(1,225)	(704)	(78)	(683)	(799)	(636)
Impairment of Goodwill	—	—	—	—	—	—	100,315
Depreciation and Amortization	29,012	28,588	28,593	29,307	28,951	27,124	31,961	30,663	28,166
Provision for Reduction in Carrying Value of Certain Assets	—	—	1,889	2,757	—	—	—	—	—

Adjusted EBITDA	$40,613	$34,042	$31,511	$35,721	$45,115	$39,690	$69,335	$73,711	$69,720

Adjustments:
Non-routine Items	1,087	3,888	2,998	2,402	4,048	5,308	6,279	2,264	2,885

Adjusted EBITDA after Non-routine Items	$41,700	$37,930	$34,509	$38,123	$49,163	$44,998	$75,614	$75,975	$72,605

PARKER DRILLING COMPANY
Reconciliation of Non-Routine Items *
(Unaudited)
(Dollars in Thousands, except Per Share)

	Three Months Ending	Six Months Ending
	June 30, 2010	June 30, 2010
Net income	$507	$(1,544)
Earnings per diluted share	$0.00	$(0.01)

Adjustments:
Extinguishment of debt	$3,989	$7,209
U.S. regulatory investigations / legal matters	1,087	4,975

Total adjustments	$5,076	$12,184
Tax effect of pre-tax non-routine adjustments	(1,777)	(4,264)
Tax audit assessment — Mexico	1,085	1,085

Net non-routine adjustments	$4,384	$9,005

Adjusted net income	$4,891	$7,461

Adjusted earnings per diluted share	$0.04	$0.06

	Three Months Ending	Six Months Ending
	June 30, 2009	June 30, 2009
Net income	$4,391	$6,497
Earnings per share	$0.04	$0.06

Adjustments:
DOJ investigation	4,048	9,356

Total adjustments	$4,048	$9,356
Tax effect of non-routine adjustments	(1,417)	(3,275)

Net non-routine adjustments	$2,631	$6,081

Adjusted net income	$7,022	$12,578

Adjusted earnings per diluted share	$0.06	$0.11

*	Adjusted net income, a non-GAAP financial measure, excludes items that management believes are of a non-routine nature and which detract from an understanding of normal operating performance and comparisons with other periods. Management also believes that results excluding these items are more comparable to estimates provided by securities analysts and used by them in evaluating the Company’s performance.